Exhibit 10.6

2Tailwind 2.0 Acquisition Corp.

15 E. Putnam Avenue #291

Greenwich, CT, 06830

November 6, 2025

Tailwind 2.0 Sponsor LLC

15 E. Putnam Avenue #291

Greenwich, CT, 06830

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Tailwind 2.0 Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Tailwind 2.0 Sponsor LLC (the “Sponsor”) and/or its affiliates shall make available to the Company certain office space and general and administrative services as may be required by the Company from time to time, situated at 15 E. Putnam Avenue #291 Greenwich, CT, 06830 (or any successor location). In exchange therefor, the Company shall pay the Sponsor and/or its affiliates the sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

Tailwind 2.0 Acquisition Corp.

By:	/s/ Sharo M. Atmeh
	Name:	Sharo M. Atmeh
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Tailwind 2.0 Sponsor LLC

By:	/s/ Philip Krim
	Name:	Philip Krim
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]